UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 28, 2005

EQUITY RESIDENTIAL

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 400 Chicago, Illinois 60606
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Amended and Restated Employment Agreement

On March 28, 2005, Equity Residential (the “Company”) and Bruce W. Duncan, the Company’s President and Chief Executive Officer, entered into an Amended and Restated Employment Agreement (the “Amendment”) to reflect changes required in view of Mr. Duncan’s planned retirement as President, Chief Executive Officer and trustee to be effective as of January 2, 2006 (as further described below in Item 5.02(b) – (c)). A copy of the Amendment is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Company had previously entered into an Employment Agreement with Mr. Duncan in January 2003 in connection with Mr. Duncan’s appointment as Chief Executive Officer as of January 1, 2003.  The term of the agreement was four years, from January 1, 2003 until December 31, 2006.  Under the agreement, Mr. Duncan’s target annual compensation is $6,330,000, comprised of a base annual salary of $750,000, a target cash bonus of $1,080,000 and a long-term incentive grant of options, restricted shares and performance shares valued at $4,500,000.

The Amendment provides that Mr. Duncan will receive target compensation for services provided during 2005 of $6,330,000 (comprised of $750,000 salary and January 2006 grants of cash bonus and long-term incentive grants as discussed below), unless his employment is terminated by the Company for cause or he resigns without good reason.  In the event of Mr. Duncan’s death or disability prior to January 2, 2006, his cash bonus and long-term incentive grant would be prorated based on the number of days served in the calendar year.

The Amendment further provides that upon Mr. Duncan’s termination of employment on January 2, 2006 (unless his employment is terminated by the Company for cause or he resigns without good reason), he will receive the following benefits:

•                                          A $1,080,000 cash bonus and $4,500,000 of options, restricted shares and performance shares for services provided during 2005, each to be received on January 2, 2006.

•                                          All his options, restricted shares and performance shares, including the grants made in January 2006, vest in full, with the performance shares vesting at the greater of the 100% level or the performance level achieved through December 31, 2006, with the exception of Mr. Duncan’s 2003 performance share grant, which will be valued at December 31, 2005 pursuant to its terms, which provide no minimum guarantee.  Mr. Duncan has the balance of the 10-year option period to exercise any vested options.

•                                          A cash payment of $30,000 and a grant of 17,239 vested common shares and 42,614 vested stock options, each made on January 2, 2006.

•                                          The Company will pay for Mr. Duncan’s medical and dental coverage through December 31, 2006.

•                                          Any benefits due Mr. Duncan are subject to his execution of a general release agreement with a two and one-half (2 ½) year non-competition and employee non-solicitation clause.

The $4,500,000 long-term incentive grant will be allocated between options, restricted shares and performance shares in the same ratio as approved by the Board in late 2005 for the annual long-term incentive grants to the Company’s executive officers.  Typically, an amount equal to ten percent of the total annual compensation is allocated to performance shares with the balance being allocated 75% to restricted shares and 25% to options.  The number of options granted is determined by dividing the dollar amount allocated to options by the fair market value of each option using the same valuation criteria utilized by the Company’s Compensation Committee in its annual employee option grants.  The options are granted for a period of ten years at the fair market value of the Company’s common shares at the date of grant. The number of shares granted is determined by dividing the dollar amount allocated to shares by the closing price of common shares of the Company on the grant date.

Deferred Compensation Agreement

The Amendment also amended Mr. Duncan’s Deferred Compensation Agreement entered into in January 2003 with the Company to treat Mr. Duncan’s retirement from the Company in January 2006 as a retirement effective as of December 31, 2006.  This agreement provides Mr. Duncan with a salary benefit after the termination of his employment with the Company.  Upon Mr. Duncan’s retirement on January 2, 2006 (or if his employment is otherwise terminated by the Company without cause or he resigns for good reason prior to that date), he will be entitled to receive a payment of deferred compensation for a ten-year period commencing at age 62 (August 15, 2013) equal to $375,000 (increased by a CPI Index from January 2003 through December 31, 2005). Should Mr. Duncan be terminated for cause or should he choose to leave voluntarily, without good reason, prior to January 2, 2006, he will not be entitled to any deferred compensation.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) – (c)  On March 28, 2005, the Company announced that Bruce W. Duncan, its President and Chief Executive Officer, will retire on January 2, 2006.  He will also retire from the Company’s Board of Trustees at the same time.  The Board named David J. Neithercut to be Mr. Duncan’s successor.  Mr. Neithercut, 49, who has been with the Company since it went public in 1993, currently serves as the Company’s Executive Vice President – Corporate Strategy, where he oversees the Company’s transactions, portfolio management, development, condominium and research groups.  Mr. Neithercut assumed the post of Executive Vice President – Corporate Strategy in January 2004.  From 1995 until August 2004, Mr. Neithercut served as the Company’s Chief Financial Officer.  The terms of Mr. Neithercut’s compensation as successor to Mr. Duncan have not been determined.

Item 7.01  Regulation FD Disclosure

On March 28, 2005, the Company issued a press release announcing the planned retirement of Bruce W. Duncan as President and Chief Executive Officer of the Company effective as of January 2, 2006 and the naming of David J. Neithercut as successor to Mr. Duncan.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Exhibit

10.1	Amended and Restated Employment Agreement between Equity Residential and Bruce W. Duncan dated as of March 28, 2005

99.1	Press Release dated March 28, 2005

Pursuant to SEC Release Nos. 33-8400 and 34-49424, exhibit 99.1 is being furnished and will not be deemed “filed” for purposes of the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2005	EQUITY RESIDENTIAL

	By:	/s/ Bruce C. Strohm
Bruce C. Strohm
Executive Vice President, General Counsel and Secretary